UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2015

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Energy Transfer Equity Merger Agreement

On September 28, 2015, The Williams Companies, Inc. (“Williams”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Transfer Equity, L.P. (“Energy Transfer”), Energy Transfer Corp LP (“ETC”), ETE Corp GP, LLC (“ETC GP”), LE GP, LLC (“LE”) and Energy Transfer Equity GP, LLC (“ETE GP” and, together with Energy Transfer, ETC, ETC GP and LE, the “ETE Parties”). The Merger Agreement provides that Williams will be merged with and into ETC (the “Merger”), with ETC surviving the Merger. Energy Transfer formed ETC as a limited partnership that will elect to be treated as a corporation for U.S. federal income tax purposes.

At the effective time of the Merger, each issued and outstanding share of common stock of Williams (the “Williams Common Stock”) (other than Williams shares held by Williams, subsidiaries of Williams, ETC and its affiliates and shares for which the holder thereof has perfected appraisal rights under Delaware law) will be cancelled and automatically converted into the right to receive, at the election of each holder and subject to proration as set forth in the Merger Agreement:

•	$8.00 in cash and 1.5274 common units representing limited partnership interests in ETC (“ETC common shares”) (the “Mixed Consideration”); or

•	1.8716 ETC common shares (the “Stock Consideration”); or

•	$43.50 in cash (the “Cash Consideration”).

Williams stockholders that elect to receive the Stock Consideration or the Cash Consideration will be subject to proration to ensure that the aggregate number of ETC common shares and the aggregate amount of cash paid in the Merger will be the same as if all electing shares received the Mixed Consideration. In addition, Williams is entitled to declare a special one-time dividend of $0.10 per share of Williams Common Stock, to be paid immediately prior to the closing of the Merger and contingent upon consummation of the Merger (the “Pre-Merger Special Dividend”).

Immediately following the effective time of the Merger, LE will merge with and into ETE GP (the “GP Merger”), with ETE GP continuing as the surviving limited liability company in the GP Merger and as the general partner of Energy Transfer. ETC will serve as the managing member of the ETE GP.

Concurrently with the effective time of the GP Merger, ETC, as the surviving entity in the Merger, will contribute to Energy Transfer all of the assets and liabilities of Williams in exchange for the issuance by Energy Transfer to ETC of a number of Energy Transfer Class E common units equal to the number of ETC common shares issued to the Williams stockholders in the Merger (the “Contribution,” and together with the Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”).

In connection with the Transactions, Energy Transfer will subscribe for a number of ETC common shares at the transaction price, in exchange for the amount of cash needed by ETC to fund the cash portion of the merger consideration (the “Parent Cash Deposit”), and, as a result, will own approximately 19% of the outstanding ETC common shares immediately after the Effective Time.

Each ETC common share issued in the Merger, as well as the ETC common shares issued to Energy Transfer in connection with the Parent Cash Deposit, will have attached to it one contingent consideration right (a “CCR”). The CCR will provide that in the event that the daily volume weighted average trading price of ETC common shares for the 23-month period following the 20th trading day after the closing of the Merger (the “Measurement Period”) is less than the daily volume weighted average trading price of Energy Transfer common units during the Measurement Period, then ETC will make a one-time payment in an amount equal to such difference (the “Shortfall Amount”). Any Shortfall Amount will be settled in ETC common shares or cash at Energy Transfer’s election, and Energy Transfer will issue a proportionate amount of Energy Transfer Class E common units to ETC. If, however, the daily volume weighted average trading price of ETC common shares during the Measurement Period is equal to or greater than the daily volume weighted average trading price of Energy Transfer common units during the Measurement Period, then the CCR will expire with no value. Moreover, in the event that the daily volume weighted average trading price of ETC common shares during the Measurement Period is greater than the daily volume weighted average trading price of Energy Transfer common units during the Measurement Period, then ETC will return to Energy Transfer a portion of the Energy Transfer Class E common units held by it based on the amount of such difference, thereby reducing ETC’s ownership interest in Energy Transfer. The CCRs will automatically terminate prior to the end of the Measurement Period, without any payment to the holder of the CCRs or any payment between ETC and Energy Transfer, if (1) the daily volume weighted average trading price of ETC common shares is greater than the daily volume weighted average trading price of Energy Transfer common units for 20 consecutive trading days; and (2) no Shortfall Amount would be payable at the end of that 20-trading day period if the Shortfall Amount were calculated using a Measurement Period that commenced on the 20th trading day after the closing of the Merger and ending on such 20th trading day. The CCRs will trade with the ETC common shares and will not be separable or separately traded and have no separate voting rights. The terms of the CCR are fully described in the form of CCR Agreement attached to the Merger Agreement as Exhibit H.

The receipt of the merger consideration is expected to be tax-free to the Williams stockholders, except with respect to any cash received.

Each Williams stock option that is outstanding immediately prior to the effective time of the Merger will be equitably adjusted immediately prior to the effective time of the Merger by reducing the exercise price thereof by an amount equal to the Pre-Merger Special Dividend, contingent on the consummation of the Merger. At the effective time of the Merger, each unexercised Williams stock option that is outstanding immediately prior to the Effective Time will be assumed by ETC and converted into a cash-settled stock appreciation right, on the same terms and conditions as were applicable under the corresponding Williams stock option, with the number of shares and exercise price adjusted to preserve the aggregate intrinsic value of the original Williams stock option as measured immediately before and immediately after the closing, subject to rounding.

At the effective time of the Merger, each Williams restricted stock unit (including Williams performance stock units) and deferred stock unit that is outstanding immediately prior to the effective time of the Merger will be assumed by ETC and converted into a cash-settled restricted stock unit or deferred stock unit, as applicable, on the same terms and conditions as were applicable under the corresponding Williams restricted stock unit or deferred stock unit, as applicable, with the number of shares adjusted based on the Stock Consideration ratio,. In addition, with respect to each Williams performance stock unit, performance conditions will generally be deemed to be satisfied at target (in the case of Williams performance stock units) or the greater of target and actual performance (in the case of Williams leveraged performance stock units) and, following the effective time of the Merger, the vesting of the award will be time-based and subject to continued employment through the end of the applicable performance period. Holders of Williams restricted stock units and deferred stock units will also be entitled to receive upon settlement of the unit (1) the Pre-Merger Special Dividend and payment of any other accrued dividend equivalents and (2) if such unit settles after the end of the CCR Measurement Period, an amount in cash equal to the Shortfall Amount.

Completion of the Transactions is subject to the satisfaction or waiver of a number of customary closing conditions as set forth in the Merger Agreement, including approval of the Merger by Williams’ stockholders, receipt of required regulatory approvals in connection with the Transactions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and effectiveness of a registration statement on Form S-4 registering the ETC common shares (and attached CCRs) to be issued in connection with the Transactions.

The Merger Agreement may be terminated under certain limited circumstances, including the right of either party to terminate the Merger Agreement if the Merger does not occur by June 28, 2016 (which date may be extended by Energy Transfer or Williams to September 28, 2016 to permit additional time to receive the required regulatory approvals) or if there is a final, non-appealable legal restraint in place preventing or making illegal consummation of the Transactions or if Williams’ stockholders fail to approve the Merger. Energy Transfer also has the right to terminate the Merger Agreement due to the withdrawal or adverse change of the recommendation by the board of directors of Williams of the Merger and Williams has the right to terminate the Merger Agreement to accept a superior proposal, subject to Williams’ compliance with certain covenants. Williams has agreed not to directly or indirectly solicit competing acquisition proposals or, subject to certain exceptions with respect to unsolicited proposals, to enter into discussions concerning, or provide confidential information in connection with, any alternative business combinations. A termination fee of $1.48 billion will be payable by Williams to Energy Transfer in connection with the termination of the Merger Agreement by Williams to accept a superior proposal, by Energy Transfer due to a change in the Williams board’s recommendation of the Merger to Williams stockholders and certain other triggering events. The Merger Agreement also provides that, in connection with a termination of the Merger Agreement under specified circumstances, Energy Transfer will be required to pay Williams a termination fee of $410 million as reimbursement for a portion of the termination fee that was paid by Williams to Williams Partners, L.P. (“WPZ”) in connection with the termination of the WPZ Merger Agreement (as defined below).

The Board of Directors of Williams has (i) approved and declared advisable and resolved to recommend to Williams’ stockholders the adoption of (a) the Merger Agreement, the Merger and each of the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) and (ii) declared that it is in the best interests of the Williams stockholders that Williams enter into the Merger Agreement and consummate the Merger and the Transactions.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement is incorporated herein by reference to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about Williams, Energy Transfer, ETC, the other parties to the Merger Agreement or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Williams, Energy Transfer, ETC, the other parties to the Merger Agreement or any of their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Williams or Energy Transfer. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the other filings that each of the Williams and Energy Transfer make with the Securities and Exchange Commission (“SEC”).

Termination of WPZ Merger Agreement

On September 28, 2015, prior to Williams’ entry into the Merger Agreement, WPZ, Williams, WPZ GP LLC (the “WPZ General Partner”) and SCMS LLC (collectively, the “Merger Agreement Parties”) entered into a Termination Agreement and Release (the “Termination Agreement”). Pursuant to the Termination Agreement, (i) the Merger Agreement Parties agreed to terminate the Agreement and Plan of Merger previously entered into on May 12, 2015 by each of the Merger Agreement Parties (the “WPZ Merger Agreement”), (ii) Williams was released of any and all liability to WPZ or the WPZ General Partner in respect of the WPZ Merger Agreement or the transactions contemplated thereby and (iii) WPZ and the WPZ General Partner were each released from any and all liability to Williams in respect of the WPZ Merger Agreement or the transactions contemplated thereby.

Concurrently with the execution of the Termination Agreement, the WPZ General Partner executed Amendment No. 6 to the First Amended and Restated Agreement of Limited Partnership of WPZ, pursuant to which the WPZ General Partner waived a portion of the quarterly incentive distributions the WPZ General Partner is entitled to receive from WPZ (in an aggregate amount of $428 million, but in no circumstances more than $209 million per quarter). The above description of the Termination Agreement is qualified in its entirety by reference to the Termination Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Termination Agreement is incorporated by reference into this Item 1.02.

NO OFFER OR SOLICITATION

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed transaction involving Energy Transfer and Williams will be submitted to Williams’ stockholders for their consideration. In connection with the proposed transaction, ETC, Energy Transfer and Williams will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for Williams’ stockholders to be filed with the Securities and Exchange Commission (“SEC”), and Williams will mail the joint proxy statement/prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC. This document is not intended to be, and is not, a substitute for such filings or for any other document that ETC, Energy Transfer or Williams may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO CAREFULLY READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, the joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed or furnished by ETC, Energy Transfer or Williams with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors.

PARTICIPANTS IN THE SOLICITATION

Energy Transfer, Williams, their respective directors and certain of their respective executive officers and employees may be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act) in respect of the proposed transaction. Information about Energy Transfer’s directors and executive officers is set forth in its annual report on Form 10-K filed with the SEC on March 2, 2015, and information about Williams’ directors and executive officers is set forth in its definitive proxy statement filed with the SEC on April 10, 2015. These documents are available free of charge from the sources indicated above, and from Energy Transfer by going to its investor relations page on its corporate website at http://ir.energytransfer.com and from Williams by going to its investor relations page on its corporate website at http://co.williams.com/investors. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the joint proxy statement/prospectus and other relevant materials Energy Transfer and Williams file with the SEC.

FORWARD-LOOKING STATEMENTS

The reports, filings, and other public announcements of Williams may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	The status, expected timing and expected outcome of the proposed merger between Williams and Energy Transfer;

•	Statements regarding the proposed merger between Williams and Energy Transfer;

•	Our beliefs relating to value creation as a result of the proposed merger between Williams and Energy Transfer;

•	Benefits and synergies of the proposed merger between Williams and Energy Transfer;

•	Future opportunities for the combined company;

•	Other statements regarding Williams’ and Energy Transfer’s future beliefs, expectations, plans, intentions, financial condition or performance;

•	Expected levels of cash distributions by WPZ with respect to general partner interests, incentive distribution rights and limited partner interests;

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and WPZ;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this document. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Satisfaction of the conditions to the completion of the proposed merger between Williams and Energy Transfer, including receipt of the approval of Williams’ stockholders;

•	The timing and likelihood of completion of the proposed merger between Williams and Energy Transfer, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the proposed transaction;

•	The possibility that the expected synergies and value creation from the proposed merger between Williams and Energy Transfer will not be realized or will not be realized within the expected time period;

•	The risk that the businesses of Williams and Energy Transfer will not be integrated successfully;

•	Disruption from the proposed merger between Williams and Energy Transfer making it more difficult to maintain business and operational relationships;

•	The risk that unexpected costs will be incurred in connection with the proposed merger between Williams and Energy Transfer;

•	The possibility that the proposed merger between Williams and Energy Transfer does not close, including due to the failure to satisfy the closing conditions;

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Availability of supplies, market demand and volatility of prices;

•	Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	WPZ’s allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this document. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in Williams’ annual report on Form 10-K filed with the SEC on February 25, 2015, and each of its quarterly reports on Form 10-Q available from its offices or from its website at http://co.williams.com/investors, as well as in Energy Transfer’s annual report on Form 10-K filed with the SEC on March 2, 2015, and each of its quarterly reports on Form 10-Q available from its offices or from its website at http://ir.energytransfer.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of September 28, 2015, by and among The Williams Companies, Inc., Energy Transfer Corp LP, Energy Transfer Corp GP, LLC, Energy Transfer Equity, L.P., LE GP, LLC and Energy Transfer Equity GP, LLC

10.1	Termination Agreement and Release, dated as of September 28, 2015, by and among The Williams Companies, Inc., SCMS LLC, Williams Partners L.P. and WPZ GP LLC

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Sarah C. Miller
	Name:	Sarah C. Miller
	Title:	Senior Vice President and General Counsel

DATED: September 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of September 28, 2015, by and among The Williams Companies, Inc., Energy Transfer Corp LP, Energy Transfer Corp GP, LLC, Energy Transfer Equity, L.P., LE GP, LLC and Energy Transfer Equity GP, LLC

10.1	Termination Agreement and Release, dated as of September 28, 2015, by and among The Williams Companies, Inc., SCMS LLC, Williams Partners L.P. and WPZ GP LLC

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.